Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ANNOUNCES SECOND QUARTER 2005 RESULTS

Results Exceed Revenue and Profitability Guidance, 2005 Guidance Raised

Westlake Village, CA – August 4, 2005 – ValueClick, Inc. (Nasdaq: VCLK) today reported financial results for the second quarter ended June 30, 2005. Performance in the quarter exceeded the Company’s previously issued guidance for revenue, net income per fully diluted common share, and net income before interest, taxes, depreciation, and amortization (EBITDA) 1.

The highlights from ValueClick’s second quarter included:

•	$54.6 million in reported revenue, a 58 percent increase year-over-year;

•	EBITDA of $13.7 million, a 66 percent increase year-over-year; and

•	The acquisition of Web Clients for approximately $143 million, which gives ValueClick immediate scale in promotional and industry-focused online content and expands the Company’s existing lead-generation and opt-in email channels.

•	The launch of ValueClick’s PriceRunner comparison-shopping site (www.pricerunner.com) in the U.S., and the expansion of its Commission Junction affiliate marketing solution into France.

“ValueClick’s second quarter demonstrates that we can deliver financial performance while broadening the Company’s online marketing services portfolio through acquisition and organic growth,” said James Zarley, chairman and chief executive officer of ValueClick. Our strategy of offering multiple channels of online advertising services enables us to take advantage of the growth opportunities in our industry, and positions us to generate the growth and profitability illustrated in our improved 2005 outlook.”

For the quarter ended June 30, 2005, ValueClick reported revenue of $54.6 million, an increase of $20.0 million, or 58 percent, from revenue of $34.6 million for the second quarter of 2004. Second quarter 2005 results include a full quarter of operations from PriceRunner, acquired in August 2004, and one month of operations from E-Babylon, acquired in June 2005. Web Clients, acquired in late June 2005, did not contribute to the Company’s reported second quarter 2005 operating results.

Second quarter 2005 income before taxes was $12.1 million compared to $6.7 million for the second quarter of 2004. Net income for the second quarter of 2005 was $8.1 million, or $0.10 per fully diluted common share, compared to $5.5 million, or $0.07 per fully diluted common share, for the second quarter of 2004. Second quarter 2005 net income before interest, taxes, depreciation, and amortization was $13.7 million, or 25.1 percent of revenue, compared to $8.3 million, or 23.8 percent of revenue, for the second quarter of 2004.

The consolidated balance sheet remained strong with $129.1 million in net cash, cash equivalents and marketable securities, and $420.0 million in total stockholders’ equity as of June 30, 2005.

On June 27, 2005, ValueClick announced the completion of its acquisitions of Web Clients and E-Babylon, which included approximately $136.9 million in aggregate cash payments, approximately 1.8 million shares of common stock issued, and approximately 350,000 options to purchase ValueClick common stock converted in these transactions. To finance its recent acquisitions, ValueClick borrowed approximately $91.7 million under a securities repurchase agreement and has pledged approximately $94.2 million of its marketable securities investments as collateral for the loan. The Company anticipates that it will repay the loan over the next twelve months with these marketable securities as they mature and with expected cash generated from operations.

1 EBITDA is defined as GAAP (generally accepted accounting principles) net income before interest, taxes, depreciation, and amortization. Please see the attached schedule for a reconciliation of EBITDA to GAAP net income and a discussion of why the Company believes EBITDA is a useful financial measure to investors and how it is used by management.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

For the third quarter of 2005, ValueClick anticipates revenue in the range of $78.0 million to $79.0 million, with the mid-point of guidance representing an 80 percent increase from third quarter 2004 revenue. The Company expects fully diluted net income per common share of approximately $0.09 in the third quarter of 2005. EBITDA for the third quarter of 2005 is expected to be in the range of $18.0 million to $19.0 million.

Based on its second quarter results and outlook for 2005, ValueClick is raising its fiscal year 2005 guidance, issued on June 27, 2005 in conjunction with the closing announcement of its Web Clients and E-Babylon acquisitions. The Company’s updated guidance is as follows:

Fiscal Year 2005	Previous Guidance	New Guidance
Revenue	$265-275 million	$269-279 million
Fully diluted net income per common share	$0.39-0.41	$0.41-0.43
EBITDA	$68-72 million	$70-74 million

The full-year 2005 guidance includes seven months of operations from E-Babylon and six months of operations from Web Clients. Third quarter and full year 2005 fully diluted net income per common share guidance assumes an effective tax rate of approximately 41 percent and 39 percent, respectively.

Conference Call Today
James Zarley, chairman and chief executive officer, Sam Paisley, chief administrative officer, and Scott Ray, chief financial officer, will present an overview of the results and other factors affecting financial performance for the second quarter during a webcast on August 4, 2005 at 1:30PM PT. Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers. The passcode is 2133554.

Webcast participants are encouraged to submit questions on financial results and business operations to management prior to the call. Please call (818) 575-4677 to leave your question on our Investor Relations voice message system. Questions should be received no later than 1:30PM PT on Thursday, August 4, 2005.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through three business units:

•	ValueClick Media (http://media.valueclick.com) provides brand advertising and direct marketing solutions for advertisers, agencies and publishers. Through its ValueClick Brand, ValueClick Direct, ValueClick Search, and Web Clients groups, ValueClick Media offers marketers a wide range of distribution methods, including web-based advertising, co-registration, pay-per-click search, and a variety of email marketing options.

ValueClick Media also includes PriceRunner.com (www.pricerunner.com), a leading global provider of online comparison-shopping services.

•	Commission Junction (www.cj.com) provides advanced performance marketing solutions that help marketers increase online leads and sales. By facilitating strategic relationships between advertisers and publishers, Commission Junction leverages its proven expertise in affiliate marketing and search marketing to drive measurable results for its clients.

•	Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and publishers manage their online advertising and permission-based email campaigns. Additionally, Mediaplex provides the AdVault suite of software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management solutions.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 31, 2005, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three-month Period
	Ended June 30,
	(Note 1)
	(Unaudited)
	2005	2004
Revenue	$54,572	$34,606
Cost of revenue	13,768	11,416

Gross profit	40,804	23,190
Operating expenses:
Sales and marketing	15,044	7,198
General and administrative	8,683	5,931
Technology	4,678	4,168
Stock-based compensation	45	174
Amortization of intangible assets	1,448	864
Restructuring charge (benefit), net	206	(1,003)

Total operating expenses	30,104	17,332

Income from operations	10,700	5,858
Interest income, net	1,420	843

Income before taxes	12,120	6,701
Provision for income taxes	4,030	1,187

Net income	$8,090	$5,514

Basic net income per common share	$0.10	$0.07

Weighted-average shares used in computing basic net income per common share	82,641	79,459

Diluted net income per common share	$0.10	$0.07

Weighted-average shares used in computing diluted net income per common share	84,930	83,816

Note 1 — The condensed consolidated statements of operations include the results of PriceRunner and E-Babylon from the beginning of the accounting period nearest to their acquisition dates (August 6, 2004 and June 13, 2005, respectively). The three-month period ended June 30, 2005 does not include the operating results of Web Clients, which was acquired on June 24, 2005. Had these transactions been completed as of January 1, 2004, on an unaudited pro-forma basis utilizing a preliminary purchase price allocation, revenue would have been $77.0 million and $53.5 million, and net income would have been $9.5 million, or $0.11 per fully diluted common share, and $2.5 million, or $0.03 per fully diluted common share, for the three-month periods ended June 30, 2005 and 2004, respectively.

These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had the transactions occurred on January 1, 2004, and are not necessarily indicative of future results.

VALUECLICK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Six-month Period
	Ended June 30,
	(Note 1)
	(Unaudited)
	2005	2004
		(Note 2)
Revenue	$105,986	$71,315
Cost of revenue	27,073	22,545

Gross profit	78,913	48,770
Operating expenses:
Sales and marketing	26,367	14,643
General and administrative	17,219	12,582
Technology	9,081	8,244
Stock-based compensation	99	412
Amortization of intangible assets	2,685	1,728
Restructuring charge (benefit), net	4	(1,003)
Total operating expenses	55,455	36,606

Income from operations	23,458	12,164
Interest income, net	2,780	1,539
Gain on sale of equity interest in Japan subsidiary	—	8,007

Income before taxes	26,238	21,710
Provision for income taxes	9,465	2,878

Income before minority interest	16,773	18,832
Minority share of loss of consolidated subsidiary	—	130

Net income	$16,773	$18,962

Basic net income per common share	$0.20	$0.24
Weighted-average shares used in computing basic net income per common share	82,471	78,935

Diluted net income per common share	$0.20	$0.23

Weighted-average shares used in computing diluted net income per common share	85,091	83,566

Note 1 — The condensed consolidated statements of operations include the results of PriceRunner and E-Babylon from the beginning of the accounting period nearest to their acquisition dates (August 6, 2004 and June 13, 2005, respectively). The six-month period ended June 30, 2005 does not include the operating results of Web Clients, which was acquired on June 24, 2005. The six-month period ended June 30, 2004 includes the results of ValueClick Japan, which was sold on March 26, 2004. Had these transactions been completed as of January 1, 2004, on an unaudited pro-forma basis utilizing a preliminary purchase price allocation, revenue would have been $151.6 million and $105.6 million, and net income would have been $19.6 million, or $0.23 per fully diluted common share, and $8.1 million, or $0.09 per fully diluted common share, for the six-month periods ended June 30, 2005 and 2004, respectively. These unaudited pro-forma results are for information purposes only, are not necessarily indicative of what the actual results would have been had the transactions occurred on January 1, 2004, and are not necessarily indicative of future results.

Note 2 – Net income for the six-month period ended June 30, 2004 would have been $11.0 million, or $0.13 per fully diluted common share, after excluding the $8.0 million non-recurring gain on the sale of the Company’s equity interest in ValueClick Japan.

VALUECLICK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,
	2005	December 31, 2004
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,301	$28,295
Marketable securities, at fair value	92,325	214,288
Pledged marketable securities, at fair value	94,200	—
Accounts receivable, net	43,231	32,036
Other current assets	10,932	8,009

Total current assets	274,989	282,628
Property and equipment, net	13,811	8,571
Goodwill and other intangible assets, net	231,799	76,532
Deferred tax assets, non-current	48,894	61,630
Other assets	1,065	1,065

TOTAL ASSETS	$570,558	$430,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term debt	$91,685	$—
Other current liabilities	54,726	40,989

Total current liabilities	146,411	40,989
Non-current liabilities	4,152	4,532
Total stockholders’ equity	419,995	384,905

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$570,558	$430,426

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO EBITDA (Note 1)
(In thousands)

	Three-month Period
	Ended June 30,
	2005	2004
Net income	$8,090	$5,514
Less interest income, net	(1,420)	(843)
Plus provision for income taxes	4,030	1,187
Plus amortization of intangible assets	1,448	864
Plus depreciation and leasehold amortization	1,528	1,530

EBITDA	$13,676	$8,252

	Six-month Period
	Ended June 30,
	2005	2004
		(note 2)
Net income	$16,773	$18,962
Less interest income, net	(2,780)	(1,539)
Plus provision for income taxes	9,465	2,878
Plus amortization of intangible assets	2,685	1,728
Plus depreciation and leasehold amortization	3,063	3,094

EBITDA	$29,206	$25,123

Note (1) — Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) included in this press release is a non-GAAP (generally accepted accounting principles) financial measure which represents net income excluding the effects of interest, income taxes, depreciation, and amortization. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments, income from interest on our cash and marketable securities and expense from interest on our short-term debt that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.

Though management finds EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management always uses EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

Note (2) – EBITDA for the six-month period ended June 30, 2004 would have been $17.1 million after excluding the $8.0 million non-recurring gain on the sale of the Company’s equity interest in ValueClick Japan.